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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15d OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2007
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                          WILMINGTON TRUST CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Delaware                      1-14659                 51-0328154
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

      Wilmington Trust Corporation
           Rodney Square North
        1100 North Market Street
          Wilmington, Delaware                                           19890
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (302) 651-1000
                                                   -----------------------------

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         (Former names or former address, if changed since last report.)

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 4, 2007, Wilmington Trust Corporation and its wholly owned-subsidiary, Wilmington Trust FSB ("WTFSB"), entered into an agreement with Bingham McCutchen LLP, Legg Mason, Inc., and Bingham Legg Advisers LLC ("BLA"), to acquire all of the limited liability company interests in BLA. BLA is an investment adviser located in Boston, Massachusetts that provides investment management, investment supervision, bookkeeping, tax planning, insurance consultation, and bill paying services to its clients. The firm has a staff of approximately 30 employees.

Closing is subject to the satisfaction of several customary conditions.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        WILMINGTON TRUST CORPORATION


Dated: May 8, 2007                      By: /s/ Ted T. Cecala
                                            ------------------------------------
                                        Name: Ted T. Cecala,
                                        Title: Chairman of the Board
                                               Chief Executive Officer
                                               (Authorized Officer)


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